EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of RAINEARTH, INC., (the “Company”) on Form 10-K for the year period ending April 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, TianHui Yin, the Chief Financial Officer (Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.   Such Annual Report on Form 10-K for the period ending April 30, 2012 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in such Annual Report on Form 10-K for the period ending April 30, 2012, fairly presents, in all material respects, the financial condition and, results of operations of the Company.

Dated: January 17, 2013	/s/ TianHui Yin
TianHui Yin Chief Financial Officer